As  filed  with  the  Securities and Exchange Commission on November 12, 1998.
                                         Registration File No. 333-_________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                            ----------------
                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                    RYAN'S FAMILY STEAK HOUSES, INC.
         (Exact name of registrant as specified in its charter)

South Carolina                                 57-0657895
(State or Other Jurisdiction of (I.R.S. Employer Identification No.) Incorporation or Organization)
                      405 Lancaster Avenue (29650)
                           Post Office Box 100
                       Greer, South Carolina 29652
                               (864) 879-1000
      (Address, Including Zip Code, of Principal Executive Offices)


         RYAN'S FAMILY STEAK HOUSES, INC. 1998 STOCK OPTION PLAN
                        (Full Title of the Plan)

          Charles D. Way, President and Chief Executive Officer
                    Ryan's Family Steak Houses, Inc.
                      405 Lancaster Avenue (29650)
                           Post Office Box 100
                       Greer, South Carolina 29652
                               (864) 879-1000
   (Name, address, and telephone number, including area code, of agent for service)

                           Copies to:
                      Eric K. Graben, Esq.
             Wyche, Burgess, Freeman & Parham, P.A.
                      Post Office Box 728
             Greenville, South Carolina 29602-0728
                         (864) 242-8200

                CALCULATION OF REGISTRATION FEE


                                  Proposed Maximum Proposed Maximum
Title of Securities  Amount to    Offering Price   Aggregate        Amount of
to be Registered    be Registered Per Share(1)  Offering Price (1) Registration
                                                                      Fee(1)

Common Stock     3,000,000 shares  $11.5625       $34,687,500.00    $9,643.13



(1) Pursuant to Rule 457(c) and (h), the average of the high and low prices reported on the Nasdaq National Market System on November 6, 1998 (as published in the Wall Street Journal) is used for purposes of calculating the registration fee.

 The Exhibit Index is on page 9 of this Registration Statement.

                            PART I:
                  INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     Not included in this registration statement (the "Registration Statement") but provided or to be provided to Ryan's Family Steak Houses, Inc.'s (the "Company") 1998 Stock Option Plan (the "Plan") participants pursuant to Rule 428(b) of the Securities Act of 1993, as amended (the "Securities Act").

Item 2.   Registrant Information and Employee Plan Annual Information.

     Not included in this Registration Statement but provided or to be
provided  to  Plan  participants  pursuant  to  Rule  428(b)  of   the
Securities Act.


                            PART II:
                  INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The   following   documents  or  portions  thereof   are   hereby
incorporated by reference:

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 0-10943).

All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 1997 fiscal year.

The description of the Company's common stock contained in the registrant's Form 8-A filed with the Securities and Exchange Commission, including any amendments thereto or reports filed for the purpose of updating such description (Commission File No. 0-10943).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.



Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. As of November 3, 1998, attorneys of Wyche, Burgess, Freeman & Parham, P.A., beneficially owned in the aggregate 73,735 of the outstanding shares of common stock of the registrant. In addition, James M. Shoemaker, Jr., a member of Wyche, Burgess, Freeman & Parham, P.A., is a director of the Company.

Item 6.   Indemnification of Directors and Officers.

     Article V of the Company's By-Laws, as amended, provides as follows:

     Section 5.1 Indemnification of Directors. The Corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation against liability incurred in the proceeding to the fullest extent permitted by law.

     Section 5.2 Advance Expenses for Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law.

     Section 5.3 Indemnification of Officers, Agents, and Employees Who Are Not Directors. The board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent, consistent with public policy, as determined by the general or specific action of the board of directors.

     Sections 33-8-500 et seq. of the South Carolina Business Corporation Act of 1988, as amended, providing for indemnification of directors are contained in Exhibit 99.2 of this Registration Statement and are incorporated herein by reference.

     The Articles of Amendment to the Articles of Incorporation of the registrant filed with the South Carolina Secretary of State's office on May 25, 1989 provide as follows:

     A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit.

     The Plan provides for indemnification of the members of the Committee, defined in the Plan as the compensation committee of the Company's board of directors which administers the Plan, as follows:

     In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Item 7.   Exemption From Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

Exhibit

4.1 Articles of Incorporation, as amended through April 24, 1986, and Bylaws of the Company: Incorporated by reference to Exhibits 4(a) and 4(b) from the Registration Statement of the Company filed with the SEC on Form S-3 (Commission file no. 33-7245).

4.2  Articles of Amendment to the Articles of Incorporation, dated April
22,  1987:   Incorporated by  reference to Exhibit 3.2 to  the  Annual
Report on Form 10-K for the period ended January 1, 1992 (Commission file no. 0-10943) (the "1991 10-K").

4.3   Amendment  to  By-Laws of the Company, dated October  25,  1990:
Incorporated by reference to Exhibit 3.3 to the 1991 10-K.

4.4  Articles of Amendment to the Articles of Incorporation, dated May 25,
1989:   Incorporated by reference to Exhibit 4.3 to  the  Registration
Statement of the Company filed with the SEC on Form S-8 (Commission file no. 33-53834).

4.5 Specimen of Company common stock certificate: Incorporated by reference to Exhibit 4.1 to the 1991 10-K.

4.6.1 Credit Agreement dated as of June 5, 1996 among Ryan's Family Steak Houses, Inc., Wachovia Bank of Georgia, N.A., as Agent, and
certain   other  banks  (the  "Credit  Agreement"):  Incorporated   by
reference to Exhibit 10.18 to the Annual Report on Form 10-K for the period ended January 1, 1997 (Commission file no. 0-10943).

4.6.2 First Amendment to Credit Agreement dated as of October 9, 1998 among Ryan's Family Steak Houses, Inc., Wachovia Bank, N.A. (f/k/a Wachovia Bank of Georgia, N.A.), as Agent, SunTrust Bank, Atlanta, The Bank of Tokyo-Mitsubishi, Ltd., Atlanta Agency and Wachovia Bank, N.A. (f/k/a Wachovia Bank of South Carolina, N.A.) as a Bank.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of the Company.

23.1 Consent of Wyche, Burgess, Freeman & Parham, P.A.-- contained  in
Exhibit 5.1.

23.2 Consent of KPMG Peat Marwick LLP.

24.1 Power of Attorney -- contained on the signature page of this filing.

99.1 Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan: Incorporated by reference to Exhibit A to the Proxy Statement of the Company, dated
March  27,  1998,  filed  with  respect  to  the  Annual  Meeting   of
Shareholders held on April 30, 1998 (Commission file no. 0-10943).

99.2 Sections 33-8-500 to 33-8-580 of the South Carolina Business Corporations Act of 1988, as amended (which govern indemnification of directors).

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greer, State of South Carolina, as of November 6, 1998.

                              Ryan's Family Steak Houses, Inc.

                               By:  /s/ Charles D. Way
                                   Charles D. Way
                                   President   and   Chief   Executive
Officer


                            POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles D. Way, Fred
T. Grant, Jr. and Janet J. Gleitz, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the Nasdaq National Market, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                   Title                    Date

/s/  Charles D. Way   President, Chief Executive Officer    November 6, 1998
Charles D. Way        and Director

/s/  Fred  T.  Grant, Jr. Vice-President Finance, Treasurer, November 6, 1998
Fred T. Grant, Jr.    and Assistant Secretary (Principal
                      Financial and Accounting Officer)

/s/  G.  Edwin  McCranie Executive  Vice President           November 6, 1998
G. Edwin McCranie         and Director

/s/ Barry L. Edwards     Director                            November 6, 1998
Barry L. Edwards

/s/ James M. Shoemaker, Jr. Director                         November 6, 1998
James M. Shoemaker, Jr.

/s/  Harold K. Roberts      Director                         November 6, 1998
Harold K. Roberts, Jr.

/s/ James D. Cockman        Director                         November 6, 1998
James D. Cockman

/s/  Brian S. MacKenzie     Director                         November 6, 1998
Brian S. MacKenzie


            [Remainder of this page intentionally left blank]

                   INDEX TO EXHIBITS CONTAINED HEREIN

Exhibit   Page

4.1 Articles of Incorporation, as amended through April 24, 1986, and Bylaws of the Company: Incorporated by reference to Exhibits 4(a) and 4(b) from the Registration Statement of the Company filed with the SEC on Form S-3 (Commission file no. 33-7245).

4.2 Articles of Amendment to the Articles of Incorporation, dated April 22, 1987: Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the period ended January 1, 1992 (Commission file no. 0-10943) (the "1991 10-K").

4.3            Amendment to By-Laws of the Company, dated October 25, 1990:
Incorporated by reference to Exhibit 3.3 to the 1991 10-K.

4.4            Articles of Amendment to the Articles of Incorporation, dated May
25,   1989:   Incorporated  by  reference  to  Exhibit  4.3   to   the
Registration Statement of the Company filed with the SEC on Form S-8 (Commission file no. 33-53834).

4.5 Specimen of Company common stock certificate: Incorporated by reference to Exhibit 4.1 to the 1991 10-K.

4.6.1 Credit Agreement dated as of June 5, 1996 among Ryan's Family Steak Houses, Inc., Wachovia Bank of Georgia, N.A., as Agent, and
certain   other  banks  (the  "Credit  Agreement"):  Incorporated   by
reference to Exhibit 10.18 to the Annual Report on Form 10-K for the period ended January 1, 1997 (Commission file no. 0-10943).

4.6.2     p. 10     First Amendment to Credit Agreement dated as of October 9,
1998  among  Ryan's  Family Steak Houses, Inc.,  Wachovia  Bank,  N.A.
(f/k/a  Wachovia  Bank  of Georgia, N.A.), as Agent,   SunTrust  Bank,
Atlanta, The Bank of Tokyo-Mitsubishi, Ltd., Atlanta Agency and Wachovia Bank, N.A. (f/k/a Wachovia Bank of South Carolina, N.A.) as a
Bank.

5.1       p. 15     Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of the Company.

23.1           Consent of Wyche, Burgess, Freeman & Parham, P.A.-- contained in
Exhibit 5.1.

23.2      p. 17     Consent of KPMG Peat Marwick LLP.

24.1 p. 7 Power of Attorney -- contained on the signature page of this filing.

99.1           Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan:
Incorporated by reference to Exhibit A to the Proxy Statement of the Company, dated March 27, 1998, filed with respect to the Annual Meeting of Shareholders held on April 30, 1998 (Commission file no. 0-10943).

99.2      p. 18     Sections 33-8-500 to 33-8-580 of the South Carolina Business
Corporations Act of 1988, as amended (which govern indemnification of directors).
                                                         Exhibit 4.6.2

                  FIRST AMENDMENT TO CREDIT AGREEMENT


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 9th day of October, 1998, by and among RYAN'S FAMILY STEAK HOUSES, INC., a South Carolina corporation (the "Borrower"),
WACHOVIA BANK, N.A. (formerly known as Wachovia Bank of Georgia, N.A.), as Agent, SUNTRUST BANK, ATLANTA, THE BANK OF TOKYO-MITSUBISHI, LTD., ATLANTA AGENCY and WACHOVIA BANK, N.A. (formerly known as Wachovia Bank of South Carolina, N.A.), as a Bank (collectively referred to herein as the "Banks").

                            R E C I T A L S:

          The Borrower, the Agent, and the Banks have entered into a certain Credit Agreement dated June 5, 1996 (the "Credit Agreement"). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

          The Borrower has requested the Agent and the Banks to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

          SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

          SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

          SECTION  2.1.   Amendment to Section  1.01.   The  following
definitions are hereby added to Section 1.01 of the Credit Agreement:

     "Y2K Plan" has the meaning set forth in Section 4.19.

     "Year 2000 Compliant and Ready" as used herein means that: (A) the Borrower's and its Subsidiaries' hardware and software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance, and (iii) store and provide date input information without creating any ambiguity as to the century; and (B) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) above.

          2.02 Addition of Section 4.19. A new section, Section 4.19, is hereby added to the Credit Agreement to read in its entirety as follows:

The Borrower has developed and has delivered to the Agent and Banks a comprehensive plan (the "Y2K Plan" which term includes any and all existing and future amendments) for insuring that the Borrower's and its Subsidiaries' software and hardware systems which impact or affect in any way the business operations of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready. The Borrower and its Subsidiaries has met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready (including all internal and external testing) in accordance with the Y2K Plan.

          2.03 Amendment to Section 5.01(j) and Addition of Sections 5.01(k), (l) and (m). Section 5.01 of the Credit Agreement is hereby amended to amend and restate subsection (j) and add new subsections
(k), (l) and (m) to read as follows:

               (j) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs
(a) and (b) above, a statement of its Chief Executive Officer or Chief Financial Officer to the effect that nothing has come to their attention to cause them to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan;

               (k) within 5 Domestic Business Days after the Borrower becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed beyond or not achieved on or before September 30, 1999, a statement of its Chief Executive Officer or Chief Financial Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (l) promptly upon the receipt thereof, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance; and

               (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          2.04 Addition of Section 5.22. A new section, Section 5.22, is hereby added to the Credit Agreement to read in its entirety as follows:

          "SECTION 5.22. Y2K Plan. The Borrower will meet the milestones contained in the Y2K Plan in all material respects and will have all hardware and software systems Year 2000 Compliant and Ready (including all internal and external testing) on or before September 30, 1999."

          2.05  Amendment  and Restatement of Section  5.03.   Section
5.03 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          "SECTION 5.03. Ratio of Consolidated Funded Debt to Total Consolidated Capitalization. The ratio of Consolidated Funded Debt to Total Consolidated Capitalization will at all times be less than 0.45 to 1.00."

          2.06  Amendment  and Restatement of Section  5.04.   Section
5.04 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          "SECTION    5.04.    Minimum   Consolidated    Net    Worth.
Consolidated Net Worth will at no time be less than $255,000,000."

          2.07 Amendment and Restatement of Section 2.05(a). Section 2.05(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          "SECTION 2.05. Interest Rates. (a) "Applicable Margin" means: (1) prior to June 30, 1999, (i) for any Base Rate Loan, 0%; and (ii) for any Euro-Dollar Loan, 0.50%; and (2) on June 30, 1999 and at all times thereafter, (i) for any Base Rate Loan, 0.25%; and (ii) for any Euro-Dollar Loan, 0.75%."

          SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

          (a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

          (b) the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true on and as of the date hereof.

          SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, is in full force and effect.

          SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to each of the Banks as follows:

          (a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Banks on the date hereof.

          (b) The Borrower has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by it.

          (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms, provided that such enforceability is subject to general principles of equity.

          (d) The execution and delivery of this Amendment and the Borrower's performance hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the articles of incorporation or bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are or may become bound.

          SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

          SECTION   7.   Governing  Law.   This  Amendment  shall   be
considered in accordance with and governed by the laws of the State of Georgia.

          SECTION 8. Up-front Fee. On the date of this Amendment, the Borrower shall pay to the Agent for the ratable account of each Bank an up-front fee equal to the product of: (i) such Bank's Commitment on the date of this Amendment, times (ii) 0.03%.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.


                              BORROWER:

RYAN'S FAMILY STEAK HOUSES, INC.


                              By:   /s/ Fred Grant, Jr.
                              Title: VP - Finance





           [Remainder of this page intentionally left blank]
WACHOVIA  BANK,  N.A.  (formerly known as Wachovia  Bank  of  Georgia,
N.A.),
                              as Agent


                              By:_____________________________________

                              Title:__________________________________

                              [Hard page return]


WACHOVIA  BANK,  N.A.  (formerly  known  as  Wachovia  Bank  of  South
Carolina, N.A.),
                              as a Bank


                              By:_____________________________________
                              Title:__________________________________


                              [Hard page return]


                              SUNTRUST BANK, ATLANTA


                              By:_____________________________________

                              Title:__________________________________



                              By:_____________________________________

                              Title:__________________________________


                              [Hard page return]


THE BANK OF TOKYO-MITSUBISHI, LTD., ATLANTA AGENCY


                              By:_____________________________________

                              Title:__________________________________



                                                           Exhibit 5.1

              [Wyche, Burgess, Freeman & Parham Letterhead]

                            November 6, 1998


Ryan's Family Steak Houses, Inc.
Post Office Box 100
Greer, South Carolina 29652


Re: Opinion re Legality of shares issued pursuant to the Registration Statement on Form S-8 of Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan


Ladies and Gentlemen:

     The opinion set forth below is rendered with respect to the 3,000,000 shares, $1.00 par value, of common stock of Ryan's Family Steak Houses, Inc., a South Carolina corporation (the "Company"), that will be registered with the Securities and Exchange Commission by the above-referenced Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, in connection with the Company's 1998 Stock Option Plan (the "Plan"). We have examined the Company's Articles of Incorporation, and all amendments thereto, and the Company's By-Laws, as amended, and reviewed the records of the Company's corporate proceedings. We have made such investigation of law as we have deemed necessary in order to enable us to render this opinion. With respect to matters of fact, we have relied upon information provided to us by the Company and no further investigation. With respect to all examined documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the accuracy and completeness of the information contained therein.

     Based on and subject to the foregoing and subject to the comments, limitations and qualifications set forth below, we are of the opinion that upon satisfaction of the exercisability and other conditions set forth in the Plan and in the applicable stock option agreement or letter and payment of the applicable exercise price, shares of the Company's common stock covered by the above-referenced Registration Statement that are issued after the date hereof under and in compliance with the terms of the Plan will be legally issued, fully paid to the Company and non-assessable.

     The foregoing opinion is limited to matters governed by the laws of the State of South Carolina in force on the date of this letter. We express no opinion with regard to any matter that may be (or that purports to be) governed by the laws of any other state or jurisdiction or any political subdivision of the State of South Carolina. In addition, we express no opinion with respect to any matter arising under or governed by the South Carolina Uniform Securities Act, as amended, any law respecting disclosure or any law respecting any environmental matter.

     This opinion is rendered as of the date of this letter and applies only to the matters specifically covered by this opinion, and we disclaim any continuing responsibility for matters occurring after the date of this letter.

     Except as noted below, this opinion is rendered solely for your benefit in connection with the above-referenced Registration Statement on Form S-8 respecting shares of the Company's common stock to be issued under the Plan and may not be relied upon, quoted or used by any other person or entity, other than participants in the Plan, or for any other purpose without our prior written consent.

     We consent to the use of this opinion as an exhibit to the above-referenced Registration Statement on Form S-8 respecting shares of the Company's common stock to be issued under the Plan. We also consent to the use of our name under the heading "Item 5: Interests of Named Experts and Counsel."

                         Very truly yours,

                         /s/ WYCHE, BURGESS, FREEMAN & PARHAM, P.A.

                         WYCHE, BURGESS, FREEMAN & PARHAM, P.A.

                                                          Exhibit 23.2




                      INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ryan's Family Steak Houses, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan of our report dated January 21, 1998, relating to the consolidated balance sheets of Ryan's Family Steak Houses, Inc. as of December 31, 1997 and January 1, 1997, and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report of Ryan's Family Steak Houses, Inc. and is incorporated by reference in the December 31, 1997, annual report on Form 10-K of Ryan's Family Steak Houses, Inc.


                                                       /s/ KPMG Peat
Marwick LLP

Greenville, South Carolina
November 6, 1998
                                                         Exhibit 99.2

             CODE OF LAWS OF SOUTH CAROLINA 1976  ANNOTATED
         TITLE 33.  CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
                   CHAPTER 8.  DIRECTORS AND OFFICERS
                       ARTICLE 5.  INDEMNIFICATION


 33-8-500. Article definitions.

     In this subchapter:

(1)  "Corporation" includes any domestic or foreign predecessor entity of a
corporation   in  a  merger  or  other  transaction   in   which   the
predecessor's existence ceased upon consummation of the transaction.

(2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3)  "Expenses" include counsel fees.

(4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in
Section 33-8-560, the office in a corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7)  "Proceeding" means any threatened, pending, or completed action, suit,
or   proceeding,   whether   civil,   criminal,   administrative,   or
investigative and whether formal or informal.

 33-8-510. Authority to indemnify.

(a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

(1)  he conducted himself in good faith; and

          (2)  he reasonably believed:

(i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and

(ii) in all other cases, that his conduct was at least not opposed to its best interest; and

(3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d)  A corporation may not indemnify a director under this section:

(1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

  33-8-520. Mandatory indemnification.

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

 33-8-530. Advance for expenses.

(a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in
Section 33-8-510;

(2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

(3)  a determination is made that the facts then known to those making the
determination   would   not   preclude  indemnification   under   this
subchapter.

(b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Determinations and authorizations of payments under this section must be made in the manner specified in Section 33-8-550.

  33-8-540. Court-ordered indemnification.

     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

(1) the director is entitled to mandatory indemnification under Section 33-8-520, in which case the court also shall order the corporation to
pay   the   director's   reasonable  expenses   incurred   to   obtain
court-ordered indemnification; or

(2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 33-8-510 or was adjudged liable as described in Section 33-8-510(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

 33-8-550. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under Section 33-8-510 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
Section 33-8-510.

(b)  The determination must be made:

(1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2) if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3)  by special legal counsel:

(i) selected by the board of directors or its committee in the manner prescribed in item (1) or (2); or

(ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision
(2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled under subsection (b)(3) to select counsel.

 33-8-560. Indemnification of officers, employees, and agents.

     Unless   a   corporation's  articles  of  incorporation   provide
otherwise:

(1) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-8-520, and is entitled to apply for court-ordered indemnification under Section 33-8-540, in each case to the same extent as a director;

(2) the corporation may indemnify and advance expenses under this subchapter to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

(3) a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent
with  public  policy,  that  may  be  provided  by  its  articles   of
incorporation, bylaws, general or specific action of its board of directors, or contract.

 33-8-570. Insurance.

     A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 33-8-510 or 33-8-520.

 33-8-580. Application of article.

(a)  A provision treating a corporation's indemnification of or advance for
expenses   to   directors  that  is  contained  in  its  articles   of
incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise is valid only if and to the extent the provision is consistent with this article. If articles of
incorporation   limit   indemnification  or  advance   for   expenses,
indemnification and advance for expenses are valid only to the extent consistent with the articles.

(b) This article does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.